Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS: That each person whose signature appears below hereby authorizes and appoints Robert J. Palmisano, Lance A. Berry and James A. Lightman, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a post-effective amendment to registration statement on Form S-8 (the “Registration Statement”) relating to the Tornier N.V. Amended and Restated Stock Option Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Power of Attorney effective as of this 1st day of October, 2015.

Name and Signature	Title	Date

/s/ Robert J. Palmisano	President, Chief Executive Officer and Executive Director (principal executive officer)	October 1, 2015
Robert J. Palmisano

/s/ Lance A. Berry	Senior Vice President and Chief Financial Officer	October 1, 2015
Lance A. Berry	(principal financial officer)

/s/ Gary D. Blackford	Non-Executive Director	October 1, 2015
Gary D. Blackford

/s/ Sean D. Carney	Non-Executive Director	October 1, 2015
Sean D. Carney

/s/ John L. Miclot	Non-Executive Director	October 1, 2015
John L. Miclot

Name and Signature	Title	Date

/s/ David H. Mowry	Executive Director	October 1, 2015
David H. Mowry

/s/ Kevin C. O’Boyle	Non-Executive Director	October 1, 2015
Kevin C. O’Boyle

/s/ Amy S. Paul	Non-Executive Director	October 1, 2015
Amy S. Paul

/s/ David D. Stevens	Chairman of the Board	October 1, 2015
David D. Stevens

/s/ Richard F. Wallman	Non-Executive Director	October 1, 2015
Richard F. Wallman

/s/ Elizabeth H. Weatherman	Non-Executive Director	October 1, 2015
Elizabeth H. Weatherman